EXHIBIT J(1)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A of Fidelity Advisor Series II: Fidelity Advisor Intermediate Bond Fund (report dated December 9, 1999), Fidelity Advisor Mortgage Securities Fund (report dated December 8, 1999), and Fidelity Advisor Municipal Income Fund of our reports dated December 10, 1999 on the financial statements and financial highlights included in the October 31, 1999 Annual Reports to Shareholders of Fidelity Advisor Intermediate Bond Fund, Fidelity Advisor Intermediate Municipal Income Fund, Fidelity Advisor Mortgage Securities Fund, and Fidelity Advisor Municipal Income Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    December 21, 1999